Exhibit 21

                              LIST OF SUBSIDIARIES

NAME OF SUBSIDIARY                                        STATE OF INCORPORATION

Fundtech Corporation..............................................Delaware

Fundtech U.K. Limited.............................................United Kingdom

Fundtech Australia Pty Limited....................................Australia

Fundtech Netherlands BV...........................................Netherlands

FCMS,LLC..........................................................Delaware

Biveroni Batschelet Partners AG...................................Switzerland